Exhibit 10.02

ORDINANCE NO.	018772
AN ORDINANCE AMENDING ORDINANCE NO. 16090, WHICH GRANTED A FRANCHISE TO EL PASO ELECTRIC COMPANY, (AS AMENDED BY ORDINANCE NO. 17460, WHICH INCREASED THE STREET RENTAL CHARGE) TO INCREASE STREET RENTAL CHARGE.
WHEREAS, the City Council of the City of El Paso, Texas, (“City”) granted to El Paso Electric Company (“Company”) a franchise to operate the electric utility for transmission and distribution of electrical energy within the boundaries of the City on July 12, 2005, by Ordinance No. 16090;
WHEREAS, the City and Company amended Ordinance No. 16090 to increase the street rental charge on November 16, 2010; and
WHEREAS, the City wishes to increase the Street Rental Charge paid by the Company to the City.
NOW, THEREFORE BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF EL PASO, TEXAS, THAT:
Section 1.
Section 1, Grant, of An Ordinance Granting a Franchise to El Paso Electric Company and Waiving Application Procedures, adopted as Ordinance No. 16090, as amended by An Ordinance Amending Ordinance No. 16090, which Granted a Franchise to El Paso Electric Company, to Increase Street Rental Charge, adopted as Ordinance No. 17460 (“Franchise Ordinance”), is hereby amended to read as follows:

Section 1. Grant.  There is hereby granted by the City of El Paso, Texas (the “City”) to El Paso Electric Company, a Texas corporation (the “Company”), its successors and assigns, for the term commencing August 2, 2005 and extending through July 31, 2060 (the “Franchise Term”), a franchise to construct, reconstruct, repair, maintain, use and operate in, over, or under the present and future streets, alleys, public ways, parks, and public places of the City of El Paso, facilities for the generation, transmission and distribution of electrical energy and broadband over power line communications services (“BPL”) for the use of the City and the inhabitants thereof and properties therein, with all usual and customary appurtenances for such generation, transmission and distribution (this “Franchise”). Provided, this Franchise does not include places where the City’s authority to permit such installations is or hereafter may be withdrawn by the State, or where the Texas Department of Transportation or other State agency constructs or maintains such public facility or place and lawfully excludes the authority of the City to permit such public utility and BPL installations therein.

Section 2.
Subsection (b) of Section 13, Compensation, of the Franchise Ordinance, is hereby amended to read as follows:
(b) The City will increase the Street Rental Charge to be paid by the Company to the City on a quarterly basis during the remaining life of this Franchise by an additional three quarters of one percent (0.75%) effective 2010 (“Additional Fee”) and a supplemental one percent (1.0%) (“Auxiliary Fee”) for a total amount of (i) five percent (5.0%) of the gross revenues the Company receives for the generation, transmission, and distribution of electrical energy and other services within the City and (ii) five and three quarters percent (5.75%) of BPL-related gross revenues within the City of El Paso, except however for any revenues from municipal accounts to the extent that any such revenues are excepted from the Company’s Rate Schedule 94, Supplemental Franchise Fee Rider. A portion of the Street Rental Charge equal to one and three quarters of one percent (1.75%) of the gross revenues the Company receives for the generation, transmission, and distribution of electrical energy and other services, including BPL services, within the City shall be allocated by the City for promotion of economic development, including economic development incentives for new commercial customers with high electric energy needs, the attraction of companies that will make significant investments of capital and human resources in the community, solar or other renewable energy rebates or incentives, or to increase the City’s capacity in alternative energy research, development, manufacturing and generation, and for such other economic development public purposes including infrastructure as reasonably determined by the City. The portion of the Street Rental Charge allocated to economic development shall be placed in a restricted fund to be used solely for the economic development purposes described herein and cannot be commingled with existing Street Rental Charges to support or supplement general fund operations. The City will provide an annual update on the status, uses, and economic impact of the Additional Fee and the Auxiliary Fee to the City Council and the public.
The Company shall pay the Street Rental Charge to the City by electronic funds transfer or by other means of immediately available funds within forty-five (45) days of the end of each calendar quarter (the “Payment Date”). If the Street Rental Charge or any portion thereof is not paid on or before the Payment Date, the unpaid balance shall bear interest at a daily rate equivalent to the prime rate of interest as published by the Wall Street Journal for that date, plus one percent (1%) per annum from the Payment Date until the date such payment is made. If any payment shall be more than thirty (30) days late, the interest shall be paid at such prime rate plus three percent (3%) per annum.

Section 2. This ordinance shall take effect on the later of (i) May 1, 2018; and (ii) the first day of the first calendar quarter that occurs thirty (30) days following the later of (a) the date the City adopts this ordinance and the ordinance is accepted in writing by the Company; and (b) the date the tariff, in substantially the same form as appended to this ordinance as Attachment A and filed with the City, becomes final and non-appealable.
Section 3. Except as expressly amended herein, the Franchise Ordinance shall continue in full force and effect.
ADOPTED this 20th day of March , 2018.

CITY OF EL PASO:
/s/ DEE MARGO
Dee Margo, Mayor
[SEAL]
ATTEST:
/s/ LAURA D. PRINE
Laura D. Prine
City Clerk

APROVED AS TO FORM:	APPROVED AS TO CONTENT:
/s/ SYLVIA BORUNDA FIRTH	/s/ [ILLEGIBLE]
Sylvia Borunda Firth	Tomás González
City Attorney	City Manager

ACCEPTANCE
The Amendment of the Franchise granted by the City of El Paso on March 20th , 2018, is hereby accepted this 29th day of June , 2018.
EL PASO ELECTRIC COMPANY

By:	/s/ MARY E. KIPP
Mary E. Kipp
President and Chief Executive Officer

STATE OF TEXAS	§
COUNTY OF EL PASO	§

This instrument was acknowledged before me this 29th day of June , 2018, by Mary E. Kipp, President and Chief Executive Officer of El Paso Electric Company, a Texas corporation, on behalf of said corporation.

/s/ HILDA VARGAS
[SEAL]	Notary Public in and for the
State of Texas

Received for filing this 29 day of June , 2018.

[SEAL]

/s/ LAURA D. PRINE
Laura D. Prine
City Clerk

ATTACHMENT A

EL PASO ELECTRIC COMPANY	N

SCHEDULE NO. 94	N
SUPPLEMENTAL FRANCHISE FEE RIDER	N

APPLICABILITY
Electric service and fees billed under the Company’s rate schedules within the city of El Paso municipal limits and subject to a Franchise Fee charged by the City of El Paso, where the currently Applicable Franchise Fee is greater than the Legacy Franchise Fee, as approved and in effect at the time of the Company’s most recent base rate change, shall be subject to the Supplemental Franchise Fee Rider.
N
TERRITORY Municipal city limits of El Paso, Texas
MONTHLY RATE ADJUSTMENT
The Supplemental Franchise Fee is billed as a percentage of the total monthly electric service bill, before sales and other use taxes, with the percentage calculated as the currently Applicable Franchise Fee Rate less the Legacy Franchise Fee Rate, using the formula:
SFF = (AFR + GUF) - LFR, where:
SFF = Supplemental Franchise Fee (%)
AFR = Applicable Franchise Fee Rate (%)
GUF = Gross Up Factor (%)
LFR = Legacy Franchise Fee Rate (%)

The AFR is being amended pursuant to agreement with the City of El Paso to 5.00% and to 5.75% for broadband over powerline (BPL) services. The LFR currently approved and in effect at the time of the Company’s most recent general rate proceeding and at the time of this original tariff is 4.00% and 4.75% for BPL services. Contingent upon the agreement being approved, the SFF is 1.00% plus the GUF of 0.077165% to account for fees and taxes applied to the SFF.

EXCEPTIONS Electric service subject to the Supplemental Franchise Fee Rider does not include City of El Paso accounts.

Section Number	1	Revision Number	Original
Sheet Number	30.1	Effective	with bills issued on or after the
Page	1 of 2		first billing cycle in May 2018

ATTACHMENT A
EL PASO ELECTRIC COMPANY	N

SCHEDULE NO. 94	N
SUPPLEMENTAL FRANCHISE FEE RIDER	N

EFFECTIVE DATE The later of May 1, 2018, or the first day of the calendar quarter that occurs thirty days following the date this tariff becomes final and non-appealable.	N

TERMS AND CONDITIONS The Company’s Rules and Regulations apply to service under this rate schedule.

Section Number	1	Revision Number	Original
Sheet Number	30.1	Effective	with bills issued on or after the
Page	2 of 2		first billing cycle in May 2018